Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (File No. 333‑239591, File No. 333‑219842, File No. 333‑176224 and File No. 333‑150963) on Form S-8 of SIFCO Industries, Inc. of our report dated December 23, 2024, relating to the consolidated financial statements and the financial statement schedule of SIFCO Industries, Inc., appearing in this Annual Report on Form 10-K of SIFCO Industries, Inc. for the year ended September 30, 2024.
/s/ RSM US LLP
Cleveland, Ohio
December 23, 2024